UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

BRITISH CAMBRIDGE INC.

(Exact name of registrant as specified in its charter)

Date: December 11, 2015

Delaware	8200	00-0000000
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 Ground Floor, Unit D, Belvedere Tower
 San Miguel Avenue, Ortigas Center
Pasig City, 1605 Philippines.

Telephone: (+63) 2 650 6565

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	76,000,000	$1.00	$76,000,000	$7,653.20

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

British Cambridge, INC.

76,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of British Cambridge, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “British Cambridge, Inc.” are offering 40,000,000 shares of our common stock and our selling shareholders are offering 36,000,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders.  Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our President, Hatadi Shapiro Supaat. Mr. Supaat is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. If at any times our shares are quoted on the Over The Counter Marketplace “OTC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. Assuming all of the 40,000,000 shares being offered by the Company are sold, the Company will receive $40,000,000 in gross proceeds. Assuming 30,000,000 shares (75%) being offered by the Company are sold, the Company will receive $30,000,000 in gross proceeds. Assuming 20,000,000 shares (50%) being offered by the Company are sold, the Company will receive $20,000,000 in gross proceeds. Assuming 10,000,000 shares (25%) being offered by the Company are sold, the Company will receive $10,000,000 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (40,000,000 shares)	$40,000,000.00	Not applicable	$40,000,000.00

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY SELLING SHAREHOLDERS	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (36,000,000 shares)	$36,000,000.00	Not applicable	$ Not applicable

Currently, Mr. Supaat owns approximately 92.42% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares offered for sale herein are sold and those shares being offered on behalf of the company are sold, Mr. Supaat will hold or have the ability to control approximately 80.89% of the voting power of our outstanding capital stock.

*Hatadi Shapiro Supaat will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Supaat’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Supaat’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, including Mr. Supaat, may sell their shares at prevailing market prices or at privately negotiated prices. Please note that at this time Mr. Supaat intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Supaat will decide whether shares are being sold by the Company or on his own behalf.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $65,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company’s Officers and Directors. There has been no public trading market for the common stock of British Cambridge, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is December 11, 2015

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

 In this Prospectus, ‘‘British Cambridge,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to British Cambridge, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending September 30th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

The Company

British Cambridge, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on June 24, 2015.

The Company is an operating entity that currently owns the comprehensive rights to an online platform herein to be referred to as “the platform” that is used for the purposes of online education. It offers several key features with include, but are not limited to, the ability for students to enroll in online classes, the ability to create an individual custom profile to interact with other students and faculty, and the ability to review course material of enrolled courses.

Currently, we have only licensed the use of this platform to British Cambridge College, Inc., a university located in the Philippines, however we intend to license this platform to other universities in the future.

Our principal executive office is located at Ground Floor, Unit D, Belvedere Tower San Miguel Avenue, Ortigas Center. Our phone number is (+63) 2 650 6565

We believe we need to raise $40,000,000 to fully execute our business plan over the next 12 months to increase our current level of operations. The funds raised in this offering, even assuming we sell all the shares being offered herein, may be insufficient to carry out our intended expansion plans.

The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $65,000.00, are being paid for by the Company.

Our Offering

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 100,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 241,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 76,000,000 shares. These shares represent 40,000,000 additional shares of common stock to be issued by us and 36,000,000 shares of common stock by our selling stockholders. We may endeavor to sell all 40,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.00 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Supaat will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Supaat will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Supaat’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, including Mr. Supaat, may sell their shares at prevailing market prices or at privately negotiated prices.

*Mr. Supaat will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Supaat’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Supaat intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Supaat will decide whether shares are being sold by the Company or on his own behalf.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

40,000,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	36,000,000 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering. The selling shareholders however, if at such time it occurs that our shares are quoted on the OTC Marketplace may sell their shares at prevailing market prices or in privately negotiated transactions.

Number of shares of common stock outstanding before the offering of common stock	241,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	281,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering. If at such time it occurs that our shares are quoted on the OTC Marketplace, the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions.

Use of Proceeds	We intend to use the gross proceeds from this offering to increase our marketing efforts, to hire staff, to fund day to day operations and to expand our business into other areas through the acquisition(s) of unidentified companies in the field of education. This may include, but is not limited to, other online education platforms, private universities and/or colleges.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 76,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President, Hatadi Shapiro Supaat will sell the 40,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $65,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

If all the Shares in this Offering are sold, our President and Chairman of the Board of Directors, Mr. Supaat, will own approximately 80.89% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued use and viability of our software.

Our industry is categorized by rapid technological progression and ever increasing innovation. While we believe ourselves to currently offer the best program to suit the unique needs of our customers we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur. Should we fail to do so our business may be adversely affected and in the worst possible scenario we may have to cease operations altogether if we do not adapt at the conclusion of the contracts we will have in place shortly.

Strong competition in the education market, especially in the online education market, could decrease our market share.

The education industry is highly competitive. We compete with various institutes, traditional colleges and universities who may offer similar online platforms to our own. In addition, some of our competitors, including both traditional colleges and universities, may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for potential learners and decrease our market share. We also expect to face increased competition as a result of new entrants to the online education market, including established colleges and universities that had not previously offered online education programs. We may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

We operate in a highly competitive market with rapid technological change, and we may not have the resources needed to compete successfully.

Online education is a highly competitive market that is characterized by rapid changes in our learners’ technological requirements and expectations and evolving market standards. Competitors vary in size and organization from traditional colleges and universities, corporate universities and software companies providing online education and training software. Each of these competitors may develop platforms or other technologies that are superior to the platform and technology we use. We may not have the resources necessary to acquire or compete with technologies being developed by our competitors, which may render our online delivery format less competitive or obsolete.

Our current success and future growth depend on the continued acceptance of the Internet and the corresponding growth in users seeking educational services on the Internet.

Our business, to a large extent, relies on the Internet for its success. A number of factors could inhibit the continued acceptance of the Internet and adversely affect our profitability, including:

• Inadequate Internet infrastructure;

• Security and privacy concerns; and

• The unavailability of cost-effective Internet service and other technological factors.

If Internet use decreases, or if the number of Internet users seeking educational services on the Internet does not increase, our business may not grow as planned.

Government regulations relating to the Internet could increase our cost of doing business, affect our ability to grow or otherwise have a material adverse effect on our business.

The increasing popularity and use of the Internet and other online services has led, and may lead, to the adoption of new laws and regulatory practices in the United States or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, fair business practices and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws, regulations or interpretations related to doing business over the Internet could increase our costs and materially and adversely affect our enrollments, revenues and results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

Our online platform generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our online platform generates and processes a large quantity of transactions, demographic and behavioral data. We face risks inherent in handling large volumes of data and in protecting the security of such data. This includes protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees; addressing concerns related to privacy and sharing, safety, security and other factors; and complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

While we are not personally responsible for the information generated by British Cambridge College, Inc. (the institute who currently leases our online platform) any improper use of our online platform by British Cambridge College would still materially affect our brand image. Any systems failure or security breach or lapse that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

As we expand our operations, the laws, rules and regulations of other jurisdictions may impose more stringent or conflicting requirements and penalties than those in the Philippines (in which our current sole client British Cambridge College, Inc. is located), compliance with which could require significant resources and costs. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental entities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

Education, both standard learning methods and E-learning, are a highly competitive industry, and we face competition from numerous companies that offer similar services to our own. If we are not able to compete effectively with our competitors, we may not be able to attract new business or retain any business we do acquire in the future. It is imperative that we make every attempt to remain at the forefront of our industry and offer high quality service to ensure that we remain viable going into the future. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the Education industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the education industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market; our ability to deliver our online platform and to ensure that it is seen as continually valuable within the education industry.

We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number of institutions and businesses utilizing our online platform;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current President and Chairman of our Board of Directors, Hatadi Shapiro Supaat, beneficially owns approximately or has the right to vote on 92.42% of our outstanding common stock. In addition, Hatadi Shapiro Supaat beneficially owns or has the right to vote on an additional 3,000,000 shares of outstanding preferred stock As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Supaat could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Supaat’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Hatadi Shapiro Supaat, our President and Chairman of the Board of Directors. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Hatadi Shapiro Supaat, our President and Chairman of our Board of Directors. The loss of his services would delay our business operations substantially.

Due to the fact that we have non-US officers and Directors your abilities an investor in the United States may be limited in the following ways.

As an investor you may have difficulty with the following:

-effecting service of process within the United States against any of your non-U.S. resident officers or directors;

-enforcing U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;

-enforcing in a Phillipines court U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and

-bringing an original action in a Phillipines court to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 1,000,000,000 shares of common stock, of which 241,000,000 shares are issued and outstanding as of December 11, 2015. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to one hundred (100) shares of common stock.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and other statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to British Cambridge, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Hatadi Shapiro Supaat will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Supaat is going to be selling shares on behalf of the Company in this offering. Mr. Supaat is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Supaat’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected. Please note that at this time Mr. Supaat intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Supaat will decide whether shares are being sold by the Company or on his own behalf.

Our President and Chairman of our Board of Directors, Hatadi Shapiro Supaat does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Supaat does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chairman of our Board of Directors Hatadi Shapiro Supaat, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $65,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements for the period from June 24 (Inception) to September 30, 2015.

British Cambridge, Inc.
Balance Sheet

As of September 30, 2015
ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES	-

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock ($.0001 par value, 100,000,000 shares authorized; 3,000,000 issued and outstanding as of September 30, 2015)	300
Common stock ($.0001 par value, 1,000,000,000 shares authorized, 241,000,000 shares issued and outstanding as of September 30, 2015)	24,100

Additional Paid in Capital	105

Accumulated Deficit	(24,505)
Total Stockholders' Equity (Deficit)	-
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-

British Cambridge, Inc.
Statement of Operations

For the Period from June 24, 2015 (Inception) to September 30, 2015

Operating Expenses

Selling, General and Administrative	$24,505
Total Expenses	$24,505

Net loss	$(24,505)

Loss per share	$(0.00)

Weighted average number of shares outstanding	$151,847,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $0 as of September 30, 2015. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion may include, but is not limited to, increasing staff, marketing efforts, and discovering potential candidates in the field of education whom we may be able to acquire.

If we do not receive any proceeds from the offering or the minimum amount of $40,000,000 that we require to operate for the next 12 months we may need to either reduce, or allocate less funds to certain endeavors.

We have no plans besides this offering to raise funds. We believe that the funds we raise herein will be sufficient to fund our operations for the next twelve months. Initially following this offering we plan to hire new staff as we contemporaneously look for a larger more suitable office space to fund our growth and increased operations. We intend to hire marketing experts and programming experts, of which the programmers will have experience with CSS and HTML coding, which is native to our platform. We believe that after three months we will have found a new suitable facility to house our increased operations and growth. We also believe that after three months we will have hired new staff. The amount of employees we hire is strictly dependent on funding and future negotiations with employees. We do not know at this time exactly how many new employees we will be able to hire. Following the first three months we expect our employees to develop a more specific marketing plan which we hope to have implemented by the beginning of month six following this offering. From months six to twelve, in addition to the implementation of our marketing plan, we will be having our programmers add necessary updates to our platform from time to time to improve upon the current platform’s performance and features. In this time our officers and directors will also be searching for suitable acquisition targets to boost our assets and operations, although they may begin this step earlier on if it seems feasible to do so due to time allocations.

There is no operating history of our education platform prior to our acquisition of the platform as it has only recently been completed immediately prior to the acquisition. We have no financial or non-financial metrics to assess our platforms potential performance. Our platform is designed using CSS and HTML coding, and from time to time we may improve upon certain features as we see fit or we may alter the layout or design of the platform. Any updates to our platform will be made available to our customers.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Industry

The field of education is immense, competitive and categorized by rapid change and innovation. Higher learning, in particular among colleges and universities worldwide, has become increasingly competitive as more and more educational institutions crop up to take advantage of this large and consistent market. The education industry has evolved from its roots in the traditional setting of on-location education with the emergence and increasing popularity of the internet. E-learning is an increasingly popular option among the youth, and even adult learners, of today and shows no signs of slowing down with more and more individuals opting to take their education online now than ever before.

The emergence of online learning has helped the education industry expand its reach among students not just in developed countries, but in developing countries alike, due to advances in technology and a greater accessibility to the internet. However, there are still students interested in learning from countries that do not, as of yet, have stable internet access and to cater to these individuals the more traditional methods of learning are more appropriate.

Currently, the worldwide higher education industry is a 1.5 trillion dollar industry with the e-learning industry poised to reach 107 billion dollars by the end of 2015.

As technology advances so does e-learning, or in other words “the online learning platform”. Today, online learning platforms now make it possible to keep costs of tuition down considerably and expenses of higher learning institutions at new record lows. The reasoning is simple and rests on the fact that most of the material is nonphysical and not in print form. A student can now attend a class from the comfort of their home rather than attending a classroom; they can can also view most of their study materials online and interact with students through online messaging boards and/or discussion boards. This innovation has made it financially feasible for individuals in lower income brackets to have the same education as those who come from a more wealthy country or community.

This is not to say, however, that students will not continue to seek their education in a classroom setting, but rather that education is now becoming more readily available to students of a wider range of social classes, and more diverse parts of the world, where the classroom setting might not have been a possibility or even available.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

British Cambridge, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on June 24, 2015.

On July 30, 2015 Hatadi Shapiro Supaat was appointed President and Chairman of our Board of Directors. Simultaneously, Teodoro G. Bondoc Jr. was appointed Chief Executive Officer and Director and Leslie Ann C. Galano was appointed Chief Financial Officer. Also on July 30, 2015 Dr. Aurora L. Jalacon was appointed Chief Operations Officer and Strazzi R. Revil was appointed Chief Accounting Officer. Simultaneously, Dr. Eduardo Cabantog and Dr. And Julie D. Rosal were each appointed as a Director.

On July 30, 2015 Hatadi Shapiro Supaat was issued 200,000,000 shares of restricted common stock and 3,000,000 shares of preferred stock all with a par value of .0001. Simultaneously, Teodoro G. Bondoc Jr. was issued 17,000,000 shares of restricted common stock with a par value of .0001. Michael Angelo F. Balagtas was issued 1,000,000 shares of restricted common stock, John N. Bautista was issued 1,000,000 shares of restricted common stock and Meugene M. Guiterrez was issued 1,000,000 shares of restricted common stock, all of which had a par value of .0001. Also on July 30, 2015 Dr. Eduardo Cabantog was issued 20,000,000 shares of restricted common stock with a par value of .0001.

The above stock issuances were issued in exchange for services rendered to developing the Company’s business plan.

Information regarding the above share issuances:

* Hatadi Shapiro Supaat is our President and Chairman of the Board of Directors.

* Dr. Eduardo Cabantog is a member of our Board of Directors.

* Teodoro Garcia Bondoc Jr. is our Chief Executive Officer and a member of our Board of Directors.

* Michael Angelo F. Balagtas is an employee of the Company.

* John N. Bautista is an employee of the Company.

* Meugene M. Guiterrez is an employee of the Company.

On September 29, 2015 we purchased the comprehensive rights to an online platform that streamlines online education from British Cambridge College, Inc. in exchange for 1,000,000 shares of restricted common stock in our Company.

On September 29, 2015 we executed a lease agreement with British Cambridge College, a Philippines Company in which they would, every three months, pay a fee of $10,000 to us in exchange for the license to use our platform. British Cambridge College does not have the rights to distribute, sell or license the platform to any third parties.

On September 30, 2015 the Company issued 1,000,000 shares of restricted common stock at par value ($.0001) to British Cambridge College Inc.

On October 13, 2015 Ms. Leslie Ann C. Galano resigned from the Company as Chief Financial Officer and Mr. Strazzi R. Revil resigned from the Company as Chief Accounting Officer. The previous resignations were not as a result of any disagreements with the Company.

On October 13, 2015 the Company appointed Joseph Lemuel L. Manzano as Chief Accounting Officer and Abdon P. Manaois as Chief Financial Officer.

Business Information

On September 29, 2015 we purchased the comprehensive rights to an online platform that streamlines online education from British Cambridge College, Inc. in exchange for 1,000,000 shares of restricted common stock in our Company.

On September 29, 2015 we executed a lease agreement with British Cambridge College, Inc., a Philippines Company in which they would, every three months, pay a fee of $10,000 to us in exchange for the license to use our platform. British Cambridge College does not have the rights to distribute, sell or licensee the platform to any third parties.

Currently, British Cambridge College, Inc. is the only party whom we have licensed our agreement to, however, we have plans to license it to other colleges and universities around the globe. Our marketing plan and other plans following this offering are included below following the section titled “Logistics of Platform.”

Logistics of Platform

Note: From time to time we may alter certain aspects of the platform. We may also improve upon certain features present in the platform. Any updates to the platform will be made available to our clients utilizing the platform.

The platform provides an individual login page to both students and faculty who have been granted permission to use the platform.

Once logged into the platform the student or faculty member’s personal profile, which can be customized, appears on the screen with several options. Below are images of both the login in page and the dashboard which appears after logging in.

• Login Page	• Dashboard

Upon clicking on “my profile” a student or faculty member will be able to add a profile picture and general information on themselves including any relevant contact information. Notably, students are able to search, sign up, and pay for their program of study through clicking on the side tab titled “coupons.” Once a program, or “major”, has been selected and paid for the purchase, or purchases, can be viewed by clicking the tab “my orders.” For a quicker search the platform allows students to search particular programs by entering an assigned identification number into the search box that appears on the screen by clicking on the side tab titled “classrooms.” The current platform accepts both credit cards and debit cards.

After a program study, referred to herein as a “coupon” study, is selected and paid for a student will be able to click on the “my courses” tab which will display the courses necessary to complete the program the student has enrolled in. The student will then be able to begin reviewing a description of each specific course they must complete to finish the entire program of study they signed up for. Once a student finishes reading the description of a class they will be prompted to begin reviewing course material, or in other words begin taking the class. Students do not have a specific time frame in which the platform requires they complete the coursework. They are able to review and complete their courses at their leisure and can simply pick up from the last spot they left off.

It should be noted that for faculty the “my courses” allows them to track enrolled students’ progress, quiz results, and other related material.

The actual material in the online platform is not proprietary to the platform itself, but rather it is designated and implemented by the current universities and institutions who make use of this platform. At this time the only licensed user of this platform is British Cambridge College, Inc., but we have written the above and below in the plural form to disclose our intent to forge additional lease agreements in the future. Any courses that the students, or other registered members of the site, are using through the platform should not be attributed to the platform itself, but rather to the universities, or other institutions, who have the ownership rights to said courses. However, the platform allows for colleges and universities to upload both textual content and actual quizzes, which can be timed.

The below images display an example of the aforementioned features.

HOME | CONTACT | CART / CHECKOUT DASHBOARD

Your Lessons

(Level 4) Culture and the Organisation

Culture Defined

Types of Organizational Culture and Impact on Business

Team Culture and Developing Strong Teams

Issues in Managing and Changing Culture

Summary

View all modules..

Module Progress

0%

View All Modules

Forum Links

LATEST TOPICS

Hello

View All Topics

(Level 4) Culture and the Organisation

Learning outcomes

- Discuss what is meant by organizational culture and how it can be deciphered.
- Identify the influence of culture on business performance.
- Assess the culture of an organization with the aid of culture theories and models.
- Discuss organizational issues relating to teams, group dynamics and team culture.
- Critically assess the effectiveness of culture change initiatives.
- Identify the key factors necessary for the successful management of culture change.

Introduction

What is culture? What do you associate with culture? Perhaps art and music, perhaps values and beliefs, language and communication, behaviour - in fact, culture is a collection of all of these things. Terpstra and David (1991) define culture as ‘a learned, shared, interrelated set of symbols which unite and identify members of a society’. We associate culture most commonly with nations but culture can apply to any group of people bound together in some way, and so an organization will also have its own culture. Within a culture, the distinctive values, attitudes, beliefs, behavioural patterns and its impact on group thinking are well understood and taken for granted. However, when entering a culture from the outside, it can pose some unexpected and surp .. read more

First Lesson

• Course Synopsis	• First Lesson

HOME | CONTACT | CART / CHECKOUT DASHBOARD

Your Lessons

(Level 4) Culture and the Organisation

Culture Defined

Types of Organizational Culture and Impact on Business

Team Culture and Developing Strong Teams

Issues in Managing and Changing Culture

Summary

View all modules..

Module Progress

0%

View All Modules

Forum Links

LATEST TOPICS

Hello

View All Topics

Culture Defined

Page: 1 2 3 4

Culture is a high-focus area in contemporary management thought and practice because there is a clear link between performance and organizational culture. Mobilising the values, beliefs, rituals, symbols and behavioural patterns in the workplace, is seen as key to unlocking commitment and generating the enthusiasm of people. Changing culture to achieve a high-performance culture, however, is one of the hardest things to do. It involves changing the mindset of people so they think differently and do differently. It is even more challenging when you must get every individual in the organization, perhaps thousands of people, to adopt this shared mindset and think in similar terms about the purpose of the business and what they individually must do to accomplish this purpose.

The first step in bringing about culture change or developing a high performance culture is to know the culture of the organization at the present time. This is harder than it might appear as culture is difficult to define - it is not captured in any organizational literature or on the website and often cannot be easily described by anyone in the organization. In fact, it is easier to assess by someone from the outside of the organization.

In this section we unpick culture by looking at Edgar Schein's Model of Organizational Culture. We then go on to consider how the model can be used in practice to assess the culture of an organization.

Page: 1 2 3 4

Add bookmark

Copy to notebook

Ask forum

Download lesson

In addition to the previously disclosed features the platform also offers students the ability to interact with other learners in their program of study, most notably by posting questions and discussion topics in the forums. Another feature that is notable is that students can upload written assignments such as essays or other comparable documents to their assigned faculty member for review. The previous information we have disclosed encompasses the bulk of the online platform, but there are a few more small features which can be found when an individual logs on to the platform itself.

Future Plans

Our future plans following this offering include increasing staff, launching our unidentified marketing plan, and searching for suitable acquisition candidates.

The first three months of our operations following this offering will centralized on discovering suitable employees who have the marketing background to put together a marketing campaign on our behalf. Methods they may employ include, but are not limited to, utilizing social media platforms to promote our business, t.v. commercials, print media such as magazines, and online advertising. The Company will begin marketing and looking to identify and acquire clients throughout the Philippines initially, and then spread outward throughout Asia. From there we plan to expand further in an, as of yet, unidentified manner in order to acquire clients globally. If we are approached by a client from outside of Asia, despite the fact our initial marketing efforts will be focused on that continent, we will not turn them away and will begin business relations with this entity, which could significantly alter our plans regarding where we plan to acquire clients initially.

For the next twelve months as we continuously look to increase our client base we will focus on making acquisitions of unidentified entities in the field of education. We feel that it would benefit us, and our Company’s valuation, if we were able to grow through increasing our areas of business relating to education, and also by creating a greater market share. We have not yet identified any potential acquisition candidates nor are we sure of the cost they may impose upon us to take over. We estimate that we will allocate $15,000,000 to this endeavor.

In order to house our future employees within the first three months following this offering we anticipate that we will purchase or rent a physical facility. If funds allow us to do so we will purchase a headquarters. The cost of such a space will most likely be $1,500,000-$6,000,000 depending on the level of funds we receive, how many locations we will purchase and whether or not we will, at this juncture, acquire a headquarters.

The remainder of the funds we raise will be used for working capital of the Company and will go to further developing our existing platform, and potentially designing other add on’s that we feel it may benefit from. If we do not raise the expected amount of capital, assuming we raise at least 25% of what we are seeking then we will commence business operations in exactly the same manner. The only difference will be that we will not have as much capital to allocate to every step of our plan, and for a further analysis of how we will materially alter our cash allocations should we raise less than we expect, please see our use of proceeds section. If we do not raise at least 25% of the capital we are seeking we may still commence business activities but our cash allocations could be altered and lowered even more than we have currently prepared for and we may be forced to pause or cancel certain steps in our plan, which we have not yet determined.

Employees

As of December 11, 2015 we have ten part time employees, of which seven are our Officers and Directors.

Currently, each of our employees works on our business up to 25 to 30 hours per week, but each is prepared to devote more time if necessary. The exact time allocation each employee works on our business each week varies.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/or directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $40,000,000 as anticipated.

If 40,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hire additional staff to compensate for increased operations and future marketing efforts	$3,000,000
Marketing budget for unidentified marketing campaigns to be launched	$5,000,000
Operating Budget to expand upon current platform and development of future platforms	$5,000,000
Physical facilities	$6,000,000
Funds for the purchase of new equipment/furnishings such as computers, chairs, desks and other related supplies	$1,000,000
General working capital to be used by Company for operating expenses	$5,000,000
Funds to be held for potential unidentified acquisitions	$15,000,000
TOTAL	$40,000,000

If 30,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hire additional staff to compensate for increased operations and future marketing efforts	$2,250,000
Marketing budget for unidentified marketing campaigns to be launched	$3,750,000
Operating Budget to expand upon current platform and development of future platforms	$3,750,000
Physical Facilities	$4,500,000
Funds for the purchase of new equipment/furnishings such as computers, chairs, desks and other related supplies	$750,000
General working capital to be used by Company for operating expenses	$3,750,000
Funds to be held for potential unidentified acquisitions	$11,250,000
TOTAL	$30,000,000

If 20,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hire additional staff to compensate for increased operations and future marketing efforts	$1,500,000
Marketing budget for unidentified marketing campaigns to be launched	$2,500,000
Operating Budget to expand upon current platform and development of future platforms	$2,500,000
Physical Facilities	$3,000,000
Funds for the purchase of new equipment/furnishings such as computers, chairs, desks and other related supplies	$500,000
General working capital to be used by Company for operating expenses	$2,500,000
Funds to be held for potential unidentified acquisitions	$7,500,000
TOTAL	$20,000,000

If 10,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hire additional staff to compensate for increased operations and future marketing efforts	$750,000
Marketing budget for unidentified marketing campaigns to be launched	$1,250,000
Operating Budget to expand upon current platform and development of future platforms	$1,250,000
Physical Facilities	$1,500,000
Funds for the purchase of new equipment/furnishings such as computers, chairs, desks and other related supplies	$250,000
General working capital to be used by Company for operating expenses	$1,250,000
Funds to be held for potential unidentified acquisitions	$3,750,000
TOTAL	$10,000,000

The above figures represent only estimated costs for the next 12 months. If we are unable to raise at least 25% of the funds herein through this offering we plan to allocate the funds raised to the above items that we feel are most important to the growth of the Company.

*For an in depth analysis of how our proceeds will be implemented during the first 12 month period following this offering, please reference our “Future Plans” section on page 15.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share. This price is significantly higher than the price paid by the Company’s officers and directors which was $0.00 as the shares were issued solely for services rendered to developing the Company’s business plan.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The below only accounts for the primary offering on behalf of the Company.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.00
Potential gain to existing shareholders	$20,000,000
Net tangible book value per share after offering	$0.076
Increase to present stockholders in net tangible book value per share after offering	$0.076
Capital contributions	$0
Number of shares outstanding before the offering (common shares)	241,000,000
Number of shares after offering assuming the sale of 50% of shares (common shares)	261,000,000
Percentage of ownership after offering (only accounting for common shares)	92.34%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.00
Potential gain to existing shareholders	$40,000,000
Net tangible book value per share after offering	$0.142
Increase to present stockholders in net tangible book value per share after offering	0.142
Capital contributions	$0
Number of shares outstanding before the offering (common shares)	241,000,000
Number of shares after offering assuming the sale of the maximum number of shares (common shares)	281,000,000
Percentage of ownership after offering (only accounting for common shares)	85.76%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$1.00
Dilution per share	$0.924
Capital contributions	$20,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors (common shares)	20,000,000
Percentage of ownership after offering (only accounting for common shares)	7.66%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$1.00
Dilution per share	$0.858
Capital contributions	$40,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors (common shares)	40,000,000
Percentage of ownership after offering (only accounting for common shares)	14.24%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 36,000,000 shares of our common stock held by 6 (six) of our 7 (seven) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 11, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Hatadi Shapiro Supaat	200,000,000	30,000,000	170,000,000	70.83%
Dr. Eduardo Cabantog	20,000,000	3,000,000	17,000,000	7.08%
Teodoro Garcia Bondoc Jr.	17,000,000	2,550,000	14,450,000	6.02%
Michael Angelo F. Balagtas	1,000,000	150,000	850,000	0.35%
John N. Bautista	1,000,000	150,000	850,000	0.35%
Meugene M. Guiterrez	1,000,000	150,000	850,000	0.35%
Total	240,000,000	36,000,000	204,000,000	85%

* Hatadi Shapiro Supaat is our President and Chairman of the Board of Directors.

* Dr. Eduardo Cabantog is a member of our Board of Directors.

* Teodoro Garcia Bondoc Jr. is our Chief Executive Officer and a member of our Board of Directors.

* Michael Angelo F. Balagtas is an employee of the Company.

* John N. Bautista is an employee of the Company.

* Meugene M. Guiterrez is an employee of the Company.

PLAN OF DISTRIBUTION

The Company has 241,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 40,000,000 shares of its common stock for sale at the price of $1.00 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Hatadi Shapiro Supaat will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Hatadi Shapiro Supaat is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Hatadi Shapiro Supaat will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Supaat is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Supaat will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Hatadi Shapiro Supaat will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 40,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $1.00 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company’s Officers and Directors will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $65,000.

*Hatadi Shapiro Supaat will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Supaat’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Supaat’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, including Mr. Supaat, may sell their shares at prevailing market prices or at privately negotiated prices. Please note that at this time Mr. Supaat intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Supaat will decide whether shares are being sold by the Company or on his own behalf.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “British Cambridge, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 100,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 241,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to one hundred (100) shares of Common Stock eligible to vote at the time of the respective vote.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we do intend to enlist the services of one following effectiveness of this Registration Statement.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, information statements, and other information regarding issuers that file electronically with the SEC. Our Company is not subject to Proxy rules because our securities will not be registered under Section 12 of the Securities Exchange Act of 1934.

DESCRIPTION OF FACILITIES

Our executive office is located at Ground Floor, Unit D, Belvedere Tower, San Miguel Avenue, Ortigas Center Pasig City, 1605 Philippines. Our office space is shared with British Cambridge College, Inc., which provides the space to us lease free.

The below graphic is a picture of our facilities from the outside.

• Belvedere Tower

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in any legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Hatadi Shapiro Supaat	51	President, and Chairman of the Board of Directors
Teodoro G. Bondoc Jr.	50	Chief Executive Officer and Director
Abdon P. Manaois	54	Chief Financial Officer
Dr. Aurora L. Jalacon	62	Chief Operations Officer
Joseph Lemuel L.Manzano	25	Chief Accounting Officer
Dr. And Julie Rosal	38	Director
Dr. Eduardo Cabantog	42	Director

Hatadi Shapiro Supaat

Mr. Supaat is the President and Chairman of the Board of Directors of British Cambridge, Inc. Mr. Supaat is responsible for spearheading the growth and development of the company, identifying and developing potential new markets, mergers and acquisitions and strategic partnerships across Asia and Africa. Mr. Supaat graduated with a degree in Bible Counseling from Christian Bible College and with a Diploma in Business Administration from Cambridge College. From 1994 to 2001 he served as Chief Executive Officer of First World Technologies and from 2008 to 2014 he was the Chief Executive Officer of British Academics. From 2011 to Present he has also served as Chairman of British Cambridge College, Inc.

Teodoro G. Bondoc Jr.

Mr. Bondoc is the Chief Executive Officer (CEO) and a Director of British Cambridge, Inc. Mr. Bondoc is responsible for overseeing the general day to day operations of the company and liaising with all key executives of the company. He also serves as a national and international ambassador for British Cambridge College, Inc. Mr. Bondoc received a Degree in Civil Engineering from University of Luzon, a Degree in Electrical Engineering from University of Perpetual Help DALTA and a MBA in International Business from MDC. From 2003 to 2011 Mr. Bondoc served as President of AIE College from 2003 to 2011 and from 2011 to Present he has served as Chief Executive Officer of British Cambridge College, Inc.

Abdon P. Manaois

Mr. Manaois is the Chief Financial Officer (CFO) of British Cambridge, Inc. Mr. Manaois is responsible for overseeing the finances of the Company. Mr. Manaios received a Degree in Accountancy October 1983 as Cumlaude from the University of Pangasinan and is also a Certified Public Accountant. He is also currently independently affiliated with Manaois Accounting Office in the Philippines.

Dr. Aurora L. Jalocon

Dr. Jalacon is the Chief Operations Officer (COO) of British Cambridge, Inc. Dr. Jalacon is responsible for evaluating the operations of the Company. Dr. Jalacon received a Doctorate in Humanities from the Far East Advent School of Theology International and a Trainer Certificate in Methodology from TESDA. Dr. Jalocon served as a Manufacturing Manager of PSI Technologies, Campus Director of AIE College from 2010 to 2011 and from 2011 to Present Dr. Jalacon has served as Chief Operations Officer of British Cambridge College, Inc.

Joseph L. Lemuel Manzano

Mr. Manzano is the Chief Accounting Officer (CAO) of British Cambridge, Inc. Mr. Manzano is responsible for overseeing the accounting policies and practices of the Company. Mr. Manzano received a Degree in Accountancy from the University of the East, is a Member of the Philippines Institute of Certified Public Accountants and is also a Certified Public Accountant. He is currently independently affiliated with San Miguel Holdings Corp., one of the top corporations in the Philippines.

Dr. And Julie Rosal

Dr. And Julie Rosal is a Director of British Cambridge, Inc. Dr. Rosal received a Bachelor of Science in Education from AMA University, a Master of Information Technology from Colegio de Dagupan and a Doctorate in Business Administration from Lyceum Northwestern University. Dr. Rosal served as Campus Director of AIE College from 2007 to 2009 and has been the Dean of AMA University from 2009 to Present.

Dr. Eduardo Cabantog

Dr. Eduardo Cabantog is a Director of British Cambridge, Inc. Dr. Cabantog received a Doctor of Medicine from the University of the City of Manila. Dr. Cabantog was a resident Doctor at Makati Medical Center from 1999 to 2002, has served as Chief Executive Officer of Alliance in Motion Global from 2005 to Present, and Chief Executive Officer of AIM Cambridge from 2015 to Present.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and Principal Position	As of December 11, 2015	Salary ($)	Bonus ($)	Stock Issued (shares at par value)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hatadi Shapiro Supaat, President and Chairman of the Board of Directors	(1)	-	-	203,000,000 (2)	-	-	-	-	20,300
Teodoro Garcia Bondoc Jr., Chief Executive Officer and Director	(1)	-	-	17,000,000 (2)	-	-	-	-	1,700
Abdon P. Manaois, Chief Financial Officer	(1)	-	-	-	-	-	-	-	-
Dr. Aurora L. Jalacon, Chief Operations Officer	(1)	-	-	-	-	-	-	-	-
Joseph L. Lemuel Manzano, Chief Accounting Officer	(1)	-	-	-	-	-	-	-	-
Dr. A.J. Rosal, Director	(1)	-	-	-	-	-	-	-	-
Eduardo Cabantog, Director	(1)	-	-	20,000,000 (2)	-	-	-	-	2,000
Michael Angelo F. Balagtas, Employee of the Company	(1)	-	-	1,000,000 (2)	-	-	-	-	100
John N. Bautista, Employee of the Company	(1)	-	-	1,000,000 (2)	-	-	-	-	100
Meugene M. Guiterrez, Employee of the Company	(1)	-	-	1,000,000 (2)	-	-	-	-	100

(1) The chart above is as of the date of this Registration Statement.

(2) On July 30, 2015 Hatadi Shapiro Supaat was appointed President and Chairman of our Board of Directors. Simultaneously, Teodoro G. Bondoc Jr. was appointed Chief Executive Officer and Director and Leslie Ann C. Galano was appointed Chief Financial Officer. Also on July 30, 2015 Dr. Aurora L. Jalacon was appointed Chief Operations Officer and Strazzi R. Revil was appointed Chief Accounting Officer. Simultaneously, Dr. Eduardo Cabantog and Dr. And Julie D. Rosal were each appointed as a Director.

On July 30, 2015 Hatadi Shapiro Supaat was issued 200,000,000 shares of restricted common stock and 3,000,000 shares of preferred stock all with a par value of .0001. Simultaneously, Teodoro G. Bondoc Jr. was issued 17,000,000 shares of restricted common stock with a par value of .0001. Michael Angelo F. Balagtas was issued 1,000,000 shares of restricted common stock, John N. Bautista was issued 1,000,000 shares of restricted common stock and Meugene M. Guiterrez was issued 1,000,000 shares of restricted common stock, all of which had a par value of .0001. Also on July 30, 2015 Dr. Eduardo Cabantog was issued 20,000,000 shares of restricted common stock with a par value of .0001.

The above stock issuances were issued in exchange for services rendered to developing the Company’s business plan.

Information regarding the above share issuances:

* Hatadi Shapiro Supaat is our President and Chairman of the Board of Directors.

* Dr. Eduardo Cabantog is a member of our Board of Directors.

* Teodoro Garcia Bondoc Jr. is our Chief Executive Officer and a member of our Board of Directors.

* Michael Angelo F. Balagtas is an employee of the Company.

* John N. Bautista is an employee of the Company.

* Meugene M. Guiterrez is an employee of the Company.

On September 30, 2015 the Company issued 1,000,000 shares of restricted common stock at par value ($.0001) to British Cambridge College, Inc.

On October 13, 2015 Ms. Leslie Ann C. Galano resigned from the Company as Chief Financial Officer and Mr. Strazzi R. Revil resigned from the Company as Chief Accounting Officer. The previous resignations were not as a result of any disagreements with the Company.

On October 13, 2015 the Company appointed Joseph Lemuel L. Manzano as Chief Accounting Officer and Abdon P. Manaois as Chief Financial Officer.

Compensation of Directors

Directors’ Compensation should be read in conjunction with the above table which encompasses compensation of all our officers and directors to date.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employee or consulting agreements with our officers, directors, and or employees. At this time all current employees of the company are working toward advancing the Company’s operations without any compensation.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 11, 2015 the Company has 241,000,000 shares of common stock and 3,000,000 shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report. Every one share of preferred stock has voting rights equivalent to 100 shares of common stock.

Name of selling stockholder	Shares of Common stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers, Directors, Employees
Hatadi Shapiro Supaat	200,000,000	82.98%	3,000,000	100%	92.42%
Teodoro Garcia Bondoc Jr.	17,000,000	7.05%	0	0%	3.14%
Dr. Eduardo Cabantog	20,000,000	8.30%	0	0%	3.70%
Abdon P. Manaois	0	0%	0	0%	0%
Dr. Aurora L. Jalacon	0	0%	0	0%	0%
Joseph L. Lemuel Manzano	0	0%	0	0%	0%
Dr. And Julie D. Rosal	0	0%	0	0%	0%
Michael Angelo F. Balagtas	1,000,000	0.4%	0	0%	0.02%
John N. Bautista	1,000,000	0.4%	0	0%	0.02%
Meugene M. Guiterrez	1,000,000	0.4%	0	0%	0.02%
5% or greater Shareholders
None

* Hatadi Shapiro Supaat is our President and Chairman of the Board of Directors.

* Teodoro Garcia Bondoc Jr. is our Chief Executive Officer and a member of our Board of Directors.

* Eduardo Cabantog is a member of our Board of Directors.

* Abdon P. Manaois is our Chief Financial Officer

* Dr. Aurora L. Jalacon is our Chief Operations Officer

* Joseph L. Lemuel Manzano is our Chief Accounting Officer

* Dr. And Julie D. Rosal is a member of our Board of Directors.

* Angelo F. Balagtas is an employee of the Company.

* John N. Bautista is an employee of the Company.

* Meugene M. Guiterrez is a is an employee of the Company.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 29, 2015 we purchased the comprehensive rights to an online platform that streamlines online education from British Cambridge College, Inc. in exchange for 1,000,000 shares of restricted common stock in our Company.

On September 29, 2015 we executed a lease agreement with British Cambridge College, Inc. a Philippines Company in which they would, every three months, pay a fee of $10,000 to us in exchange for the license to use our platform. British Cambridge College does not have the rights to distribute, sell or license the platform to any third parties.

From 2011 to present our President Hatadi Shapiro Supaat has served as Chairman of British Cambridge College, Inc.

From 2011 to present our Chief Executive Officer Teodoro G. Bondoc Jr. has served as Chief Executive Officer of British Cambridge College, Inc.

From 2011 to present our Chief Operating Officer Dr. Aurora L. Jalocon has served as Chief Operations Officer of British Cambridge College, Inc.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

		Current Active Fiscal Year (2015)	Fiscal Year Ended September 30, 2014
Audit fees	MaloneBailey, LLP	$4,500	$0
Audit related fees
Tax fees
All other fees

Total		$4,500	$0

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

British Cambridge, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet as of September 30, 2015	F3

Statement of Operations for the period from June 24, 2015 (Inception) to September 30, 2015	F4

Statement of Changes in Stockholders’ Equity (Deficit) for the period June 24, 2015 (Inception) to September 30, 2015	F5

Statement of Cash Flows for the period from June 24, 2015 (Inception) to September 30, 2015	F6

Notes to Financial Statements	F7-F8

- F1 -

Report of Independent Registered Public Accounting Firm

To the Board of Directors

British Cambridge, Inc.

Pasig City, Philippines

We have audited the accompanying balance sheet of British Cambridge, Inc. (the “Company”) as of September 30, 2015 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from June 24, 2015 (inception) to September 30, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of British Cambridge, Inc. as of September 30, 2015 and the result of its operations and its cash flows for the period from June 24, 2015 (inception) to September 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred net losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 11, 2015

- F2 -

British Cambridge, Inc.
Balance Sheet

As of September 30, 2015
ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES	-

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock ($.0001 par value, 100,000,000 shares authorized; 3,000,000 issued and outstanding as of September 30, 2015)	300
Common stock ($.0001 par value, 1,000,000,000 shares authorized, 241,000,000 shares issued and outstanding as of September 30, 2015)	24,100

Additional Paid in Capital	105

Accumulated Deficit	(24,505)
Total Stockholders' Equity (Deficit)	-
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

- F3 -

British Cambridge, Inc.
Statement of Operations

For the Period from June 24, 2015 to September 30, 2015

Operating Expenses

Selling, General and Administrative	$24,505
Total Expenses	$24,505

Net loss	$(24,505)

Loss per share	$(0.00)

Weighted average number of shares outstanding	$151,847,000

The accompanying notes are an integral part of these financial statements.

- F4 -

British Cambridge, Inc.
Statement of Changes in Stockholders’ Equity (Deficit)
For the Period from June 24 2015 (Inception) to September 30, 2015

	Shares		Par	Additional Paid-in Capital	Accumulated Deficit	Total
	Common	Preferred
Balances, June 24, 2015	-	-	$-	-	-	-

Issuance of shares for services:
Common stock, par value $.0001	240,000,000	-	$24,000	-	-	24,000
Preferred stock, par value $.0001	-	3,000,000	$300	-	-	300
						-
Issuance of shares for online platform	1,000,000	-	$100	-	-	100
						-
Contributed expenses	-	-	$-	105	-	105
Net loss	-	-	$-	-	(24,505)	(24,505)

Balances, September 30, 2015	241,000,000	3,000,000	$24,400	105	(24,505)	-

The accompanying notes are an integral part of these financial statements.

- F5 -

British Cambridge, Inc.
Statement of Cash Flows

For the Period from June 24, 2015 (Inception) to September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,505)
Adjustments to reconcile net loss
to net cash provided by (used in) operating activities:
Shares issued for Services	24,400
Changes in operating assets and liabilities:
Accounts payable	105

Net cash provided by (used in) operating activities	$-

Net Change in Cash	-

Cash at beginning of period:	-
Cash at end of period:	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	-

NONCASH FINANCING ACTIVITY:
Expenses paid on behalf of company by shareholder	$105

The accompanying notes are an integral part of these financial statements.

- F6 -

British Cambridge, Inc.

Notes to the Financial Statements

For the Period from June 24, 2015 (Inception) to September 30, 2015

Note 1 – Organization and Description of Business

British Cambridge, Inc. (the Company) was incorporated under the laws of the State of Delaware on June 24, 2015. The Company intends to further develop and lease its online education software to new and existing customers. As of September 30, 2015 the Company had not yet commenced any operations.

The Company has elected September 30th as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates. Due to the minimal level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at September 30, 2015 were $0.

- F7 -

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at September 30, 2015.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of September 30, 2015 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2015.

 Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-based Expense

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans September 30, 2015.

Share-based expense for the period ended September 30, 2015 was $24,400.

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

- F8 -

 Note 4 - Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of September 30, 2015.

Note 6 – Shareholders’ Equity

Preferred Stock

The authorized preferred stock of the Company consists of 100,000,000 shares with a par value of $0.0001. The Company has issued 3,000,000 shares as of September 30, 2015.

On July 30, 2015 the company issued 3,000,000 shares of its ..0001 par value preferred stock totaling $300 to the President of the Company as compensation for developing the Company’s business concept and plan.

Common Stock

The authorized common stock of the Company consists of 1,000,000,000 shares with a par value of $0.0001. There were 241,000,000 shares of common stock issued and outstanding as of September 30, 2015.

The Company does not have any potentially dilutive instruments as of September 30, 2015 and, thus, anti-dilution issues are not applicable.

On July 30, 2015 the Company issued 200,000,000 of its $0.0001 par value common stock totaling $20,000 to the President of the Company and issued 40,000,000 of its $0.0001 par value common stock totaling $4,000 to other officers and directors of the Company in exchange for developing the Company’s business concept and plan.

On September 29, 2015 the Company issued 1,000,000 of its $0.0001 par value common stock totaling $100 to British Cambridge College, Inc, a Philippine Company, in exchange for the comprehensive rights to a custom-designed online education platform.

Pertinent Rights and Privileges

Holders of shares of common stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. The common stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Holders of shares of preferred stock are entitled to voting rights where every one share of preferred stock has voting rights equal to one hundred shares of common stock.

Additional Paid In Capital

During the period end September 30, 2015 our President paid operating expenses in the amount of $105 which is recorded as additional paid in capital.

Note 7 – Related-Party Transactions

Equity

On July 30, 2015 the company issued 3,000,000 shares of its ..0001 par value preferred stock totaling $300 to the President of the Company as compensation for developing the Company’s business concept and plan.

On July 30, 2015 the Company issued 200,000,000 of its $0.0001 par value common stock totaling $20,000 to the President of the Company and issued 40,000,000 of its $0.0001 par value common stock totaling $4,000 to other officers and directors of the Company in exchange for developing the Company’s business concept and plan.

On September 29, 2015 the Company issued 1,000,000 of its $0.0001 par value common stock totaling $100 to the British Cambridge College, Inc., a Philippines Company, in exchange for the comprehensive rights to a custom designed online education platform.Due to its nominal value, the shares were recognized as an expense during the period.

All shares issued during the period ended September 30, 2015 were recorded as stock compensation expense.

British Cambridge College, Inc. is considered a related party since the company and the former are entities under common control.

 During the period ended September 30, 2015, $105 in expenses were paid by our President and principal shareholder and are considered contributions to capital.

- F9 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$7,653.20
Auditor Fees	$4,500.00
Legal Fees	$2,500.00
EDGAR fees	$45,000.00
Transfer Agent Fees	$4,000.00
TOTAL	$63,653.20

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of British Cambridge, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of British Cambridge, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On July 30, 2015 Hatadi Shapiro Supaat was issued 200,000,000 shares of restricted common stock and 3,000,000 shares of preferred stock all with a par value of .0001. Simultaneously, Teodoro G. Bondoc Jr. was issued 17,000,000 shares of restricted common stock with a par value of .0001. Michael Angelo F. Balagtas was issued 1,000,000 shares of restricted common stock, John N. Bautista was issued 1,000,000 shares of restricted common stock and Meugene M. Guiterrez was issued 1,000,000 shares of restricted common stock, all of which had a par value of ..0001. Also on July 30, 2015 Dr. Eduardo Cabantog was issued 20,000,000 shares of restricted common stock with a par value of ..0001.

The above stock issuances were issued in exchange for services rendered to developing the Company’s business plan.

We have issued the above shares at par value to the following individuals based off of our own perceived value that each individual has brought to the Company regarding their services.

Information regarding the above share issuances:

* Hatadi Shapiro Supaat is our President and Chairman of the Board of Directors.

* Dr. Eduardo Cabantog is a member of our Board of Directors.

* Teodoro Garcia Bondoc Jr. is our Chief Executive Officer and a member of our Board of Directors.

* Michael Angelo F. Balagtas is an employee of the Company.

* John N. Bautista is an employee of the Company.

* Meugene M. Guiterrez is an employee of the Company.

On September 29, 2015 we purchased the comprehensive rights to an online platform that streamlines online education from British Cambridge College, Inc. in exchange for 1,000,000 shares of restricted common stock in our Company.

On September 29, 2015 we executed a lease agreement with British Cambridge College, a Philippines Company in which they would, every three months, pay a fee of $10,000 to us in exchange for the license to use our platform. British Cambridge College, Inc. does not have the rights to distribute, sell or license the platform to any third parties.

On September 30, 2015 the Company issued 1,000,000 shares of restricted common stock at par value ($0.0001) to British Cambridge College, Inc.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on June 24, 2015 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Lease Agreement with British Cambridge College, Inc. (1)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pasig City, Philippines on December 11, 2015.

British Cambridge, Inc.

By: /s/ Hatadi Shapiro Supaat
Name: Hatadi Shapiro Supaat
Title: President, Chairman of the Board of Directors Date: December 11, 2015

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Hatadi Shapiro Supaat  Signature: /s/ Hatadi Shapiro Supaat  Title: President, Chairman of the Board of Directors  Date: December 11, 2015

Name: Teodoro G. Bondoc Jr.  Signature: /s/ Teodoro G. Bondoc Jr.  Title: Chief Executive Officer and Director (Principal Executive Officer) Date: December 11, 2015

Name: Leslie Ann C. Galano  Signature: /s/ Abdon P. Manaois  Title: Chief Financial Officer (Principal Financial Officer)  Date: December 11, 2015

Name: Strazzi R. Revil  Signature: /s/ Joseph L. Lemuel Manzano  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: December 11, 2015

Name: Dr. Aurora L. Jalacon  Signature: /s/ Dr. Aurora L. Jalacon  Title: Chief Operating Officer  Date: December 11, 2015

Name: Dr. Eduardo Cabantog  Signature: /s/ Dr. Eduardo Cabantog  Title: Director  Date: December 11, 2015

Name: Dr. And Julie D. Rosal  Signature: /s/ Dr. And Julie D. Rosal Title: Director  Date: December 11, 2015